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                                                                    EXHIBIT 12.1

                    UAL CORPORATION AND SUBSIDIARY COMPANIES

          CALCULATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                               TWELVE MONTHS
                                                             ENDED DECEMBER 31,
                                                                    1993
                                                             ------------------
                                                                (PRO FORMA)
Earnings:
  Loss before income taxes..................................       $ (283)
  Fixed charges, from below.................................        1,177
  Interest capitalized......................................          (51)
                                                                   ------
  Earnings..................................................       $  843
                                                                   ======
Fixed Charges:
  Interest expense..........................................       $  431
  Portion of rental expense representative of the interest
   factor...................................................          746
                                                                   ------
    Fixed charges...........................................       $1,177
                                                                   ======
Pro forma ratio of earnings to fixed charges................             (a)
                                                                   ======

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(a) Earnings were inadequate to cover fixed charges by $334 million.